Exhibit 99.1

Contacts:	Dan Petro, CFA, Vice President, Treasury and Investor Relations Pioneer Energy Services Corp. (210) 828-7689 Lisa Elliott / pes@dennardlascar.com Dennard Lascar Investor Relations / (713) 529-6600
Pioneer Energy Services Receives a Continued
Listing Standard Notice from the NYSE

SAN ANTONIO, Texas, June 12, 2019 - Pioneer Energy Services (NYSE: PES) today announced that it has been notified by the New York Stock Exchange (the “NYSE”) that its common stock does not satisfy one of the NYSE’s standards for continued listing. The NYSE requires that the average closing price per share of a listed company’s stock be no less than $1.00 over a consecutive 30 trading-day period. As of June 11, 2019, the date of the NYSE notice, the 30 trading-day average closing price of Pioneer Energy Services common stock was $0.89 per share.

Under the NYSE’s rules, Pioneer has six months following receipt of the notification to regain compliance with the minimum share price requirement. Pioneer can regain compliance at any time during the six-month cure period if Pioneer's common stock has a closing share price of at least $1.00 on the last trading day of any calendar month during the six-month period and also has an average closing share price of at least $1.00 over the 30-trading day period ending on the last trading day of that month. During this period, Pioneer’s common stock is permitted to continue to trade on the NYSE under the symbol “PES,” but will have an added designation of “.BC” to indicate the status of the common stock as “below compliance.” As required by the NYSE, Pioneer intends to notify the NYSE by June 25, 2019 of its intent to cure the price deficiency.

About Pioneer
Pioneer Energy Services provides well servicing, wireline, and coiled tubing services to producers in the U.S. Gulf Coast, Mid-Continent and Rocky Mountain regions through its three production services business segments. Pioneer also provides contract land drilling services to oil and gas operators in Texas, the Mid-Continent and Appalachian regions and internationally in Colombia through its two drilling services business segments.

Cautionary Statement Regarding Forward-Looking Statements

Statements we make in this news release that express a belief, expectation or intention, as well as those that are not historical fact, are forward-looking statements made in good faith that are subject to risks, uncertainties and assumptions. These forward-looking statements are based on our current beliefs, intentions and expectations. These statements are not guarantees or indicative of future performance, and no assurance can be given that we will regain compliance with the aforementioned listing requirement or maintain compliance with the other continued listing requirements set forth in the NYSE Listed Company Manual. Our actual results, performance or achievements, or industry results, could differ materially from those we express in the foregoing discussion as a result of a variety of factors, including general economic and business conditions and industry trends, levels and volatility of oil and gas prices, the continued demand for drilling services or production services in the geographic areas where we operate, decisions about exploration and development projects to be made by oil and gas exploration and production companies, the highly competitive nature of our business, technological advancements and trends in our industry and improvements in our competitors' equipment, the loss of one or more of our major clients or a decrease in their demand for our services, future compliance with covenants under debt agreements, including our senior secured term loan, our senior secured revolving asset-based credit facility, and our senior notes, operating hazards inherent in our operations, the supply of marketable drilling rigs, well servicing rigs, coiled tubing units and wireline units within the industry, the continued availability of new components for drilling rigs, well servicing rigs, coiled tubing units and wireline units, the continued availability of qualified personnel, the success or failure of our acquisition strategy, the occurrence of cybersecurity incidents, the political, economic, regulatory and other uncertainties encountered by our operations, and changes in, or our failure or inability to comply with, governmental regulations, including those relating to the environment. We have discussed many of these factors in more detail in our Annual Report on Form 10-K for the year ended December 31, 2018, including under the headings “Special Note Regarding Forward-Looking Statements” in the Introductory Note to Part I and “Risk Factors” in Item 1A. These factors are not necessarily all the important factors that could affect us. Other unpredictable or unknown factors could also have material adverse effects on actual results of matters that are the subject of our forward-looking statements. All forward-looking statements speak only as of the date on which they are made and we undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise. We advise our shareholders that they should (1) recognize that important factors not referred to above could affect the accuracy of our forward-looking statements and (2) use caution and common sense when considering our forward-looking statements.